CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to The Guardian Separate Account R Registration Statement on Form N-4 of our report dated February 25, 2004, relating to the consolidated financial statements of The Guardian Insurance & Annuity Company, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
April 22, 2004